FOR IMMEDIATE RELEASE

Workiva Announces Third Quarter 2016 Financial Results
Q3 Revenue of $44.7 million, Up 23% from Q3 of 2015

Ames, IA - November 9, 2016 -- Workiva Inc. (NYSE: WK), a leading provider of enterprise cloud solutions for improving productivity, accountability and insight into business data, today announced financial results for its third quarter ended September 30, 2016.
“We posted strong results in the third quarter, highlighted by 23% revenue growth over the same quarter last year and better than expected operating margin,” said Matt Rizai, Chairman and Chief Executive Officer of Workiva. “We are pleased to have generated positive operating cash flow in the third quarter, and we expect to post positive operating cash flow again in the fourth quarter as we make progress toward sustained positive operating cash flow.”

“Our success in delivering multiple solutions has created demand from numerous customers for a broader-based, enterprise-wide Wdesk solution,” said Rizai. “In response, we have been evolving our business model, enhancing user management and improving our technology to capitalize on our growing enterprise-wide opportunities, even as we continue to focus on improving operating cash flow.”

“Our brand recognition and market penetration are also generating opportunities for us to develop partnerships with subject-matter experts and consultants, as well as with distribution and technology firms,” said Rizai.

Third Quarter 2016 Financial Highlights

•
Revenue: Total revenue for the quarter ended September 30, 2016 was $44.7 million, an increase of 23.3% from $36.3 million in the third quarter of 2015. Subscription and support revenue was $36.2 million, an increase of 21.5% versus results in the third quarter of 2015. Professional services revenue was $8.5 million, an increase of 31.7% compared to the same quarter in the prior year.

•
Gross Profit: GAAP gross profit for the quarter ended September 30, 2016 was $32.0 million compared with $26.5 million in the same quarter of the prior year. GAAP gross margin was 71.5% in the third quarter of 2016 versus 73.0% in the third quarter of 2015. Non-GAAP gross profit for the quarter ended September 30, 2016 was $32.2 million, an increase of 20.7% compared with the prior year's third quarter, and non-GAAP gross margin was 72.0% compared to 73.5% in the third quarter of 2015.

•
Loss from Operations: GAAP loss from operations for the quarter ended September 30, 2016 was $12.7 million compared with a loss of $14.3 million in the prior year's third quarter. Non-GAAP loss from operations for the quarter ended September 30, 2016 was $9.1 million, compared with non-GAAP loss from operations of $11.2 million in the third quarter of 2015. Non-GAAP loss from operations as a percentage of revenue improved 1,070 basis points for the quarter ended September 30, 2016 compared to the third quarter of 2015.

•
Net Loss: GAAP net loss for the quarter ended September 30, 2016 was $12.9 million compared with a net loss of $14.6 million for the prior year's third quarter. GAAP net loss per basic and diluted share for the quarter ended September 30, 2016 was $0.32, based on 40.8 million weighted-average shares outstanding, compared with a net loss per basic and diluted share of $0.37, based on 40.0 million weighted-average shares outstanding in the third quarter of 2015.

•
Non-GAAP net loss for the quarter ended September 30, 2016 was $9.2 million compared with a net loss of $11.5 million in the prior year's third quarter. Non-GAAP net loss per basic and diluted share for the quarter ended September 30, 2016 was $0.23, based on 40.8 million weighted-average shares outstanding, compared with a net loss per basic and diluted share of $0.29, based on 40.0 million weighted-average shares outstanding in the third quarter of 2015.

Operating Metrics

•	Customers: Workiva had 2,696 customers as of September 30, 2016, a net increase of 228 customers from September 30, 2015.

•
Revenue Retention Rate: As of September 30, 2016, Workiva's revenue retention rate (excluding add-on revenue) was 95.0%, and the revenue retention rate including add-on revenue was 108.7%. Add-on revenue includes the change in both seats purchased and seat pricing for existing customers.

Financial Outlook
As of November 9, 2016, Workiva is providing guidance for its fourth quarter 2016 and full year 2016 as follows:

Fourth Quarter 2016 Guidance:

•	Total revenue is expected to be in the range of $45.2 million to $45.7 million.

•	GAAP loss from operations is expected to be in the range of $11.8 million to $12.3 million.

•	Non-GAAP loss from operations is expected to be in the range of $8.0 million to $8.5 million.

•	GAAP net loss per basic and diluted share is expected to be in the range of $0.30 to $0.31.

•	Non-GAAP net loss per basic and diluted share is expected to be in the range of $0.20 to $0.21.

•	Net loss per basic and diluted share is based on 41.0 million weighted-average shares outstanding.

Full Year 2016 Guidance:

•	Total revenue is expected to be in the range of $177.5 million to $178.0 million.

•	GAAP loss from operations is expected to be in the range of $48.0 million to $48.5 million.

•	Non-GAAP loss from operations is expected to be in the range of $33.6 million to $34.1 million.

•	GAAP net loss per basic and diluted share is expected to be in the range of $1.19 to $1.20.

•	Non-GAAP net loss per basic and diluted share is expected to be in the range of $0.84 to $0.85.

•	Net loss per basic and diluted share is based on 40.7 million weighted-average shares outstanding.

Quarterly Conference Call
Workiva will host a conference call today at 5:00 p.m. ET to review the Company’s financial results for the third quarter 2016, in addition to discussing the Company’s outlook for the fourth quarter and full year 2016. To access this call, dial 877-201-0168 (domestic) or 647-788-4901 (international). The conference ID is 87125969. A live webcast of the conference call will be accessible in the “Investor Relations” section of Workiva’s website at www.workiva.com. A replay of this conference call can also be accessed through November 16, 2016 at 855-859-2056 (domestic) or 404-537-3406 (international). The replay pass code is 87125969. An archived webcast of this conference call will also be available an hour after the completion of the call in the “Investor Relations” section of the Company’s website at www.workiva.com.

About Workiva

Workiva (NYSE:WK) created Wdesk, a cloud-based productivity platform for enterprises to collect, link, report and analyze business data with control and accountability. Thousands of organizations, including over 65 percent of the FORTUNE 500®, use Wdesk. The platform's proprietary word processing, spreadsheet and presentation applications are integrated and built upon a data management engine, offering synchronized data, controlled collaboration, granular permissions and a full audit trail. Wdesk helps mitigate enterprise risk, improve productivity and give users confidence to make decisions with real-time data. Workiva employs more than 1,200 people with offices in 16 cities. The Company is headquartered in Ames, Iowa. For more information, visit workiva.com.

Claim not confirmed by FORTUNE or Time Inc. FORTUNE 500 is a registered trademark of Time Inc. and is used under license. FORTUNE and Time Inc. are not affiliated with, and do not endorse products or services of, Workiva Inc.

Non-GAAP Financial Measures
The non-GAAP adjustments referenced herein relate to the exclusion of stock-based compensation. A reconciliation of GAAP to non-GAAP historical financial measures has been provided in Table I at the end of this press release. A reconciliation of GAAP to non-GAAP guidance has been provided in Table II at the end of this press release.

Workiva believes that the use of non-GAAP gross profit and gross margin, non-GAAP loss from operations, non-GAAP net loss and non-GAAP net loss per share is helpful to its investors. These measures, which are referred to as non-GAAP financial measures, are not prepared in accordance with generally accepted accounting principles in the United States, or GAAP. Non-GAAP gross profit is calculated by excluding stock-based compensation expense attributable to cost of revenues from gross profit. Non-GAAP gross margin is the ratio calculated by dividing non-GAAP gross profit by revenues. Non-GAAP loss from operations is calculated by excluding stock-based compensation expense from loss from operations. Non-GAAP net loss is calculated by excluding stock-based compensation expense, net of tax, from net loss. Non-GAAP net loss per share is calculated by dividing non-GAAP net loss by the weighted- average shares outstanding as presented in the calculation of GAAP net loss per share. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expenses, Workiva believes that providing non-GAAP financial measures that exclude stock-based compensation expense allows for more meaningful comparisons between its operating results from period to period. Workiva’s management uses these non-GAAP financial measures as tools for financial and operational decision making and for evaluating Workiva’s own operating results over different periods of time.

Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in Workiva’s industry, as other companies in the industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Workiva’s reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in Workiva’s business and an important part of the compensation provided to its employees. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate Workiva’s business.

Safe Harbor Statement
Certain statements in this press release are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In particular, statements about the Company’s expectations, beliefs, plans, objectives, assumptions, future events or future performance contained in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “outlook,” “guidance” or the negative of those terms or other comparable terminology.

Please see the Company’s documents filed or to be filed with the Securities and Exchange Commission, including the Company’s annual reports filed on Form 10-K and quarterly reports on Form 10-Q, and any amendments thereto for a discussion of certain important risk factors that relate to forward-looking statements contained in this report. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. These and other important factors may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Any forward-looking statements are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Investor Contact:	Media Contact:
Adam Rogers	Kevin McCarthy
Workiva Inc.	Workiva Inc.
investor@workiva.com	press@workiva.com
(515) 663-4493	(515) 663-4471

WORKIVA INC. UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except share and per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Revenue
Subscription and support	$36,237	$29,832	$104,791	$84,186
Professional services	8,473	6,436	27,481	21,204
Total revenue	44,710	36,268	132,272	105,390
Cost of revenue
Subscription and support (1)	6,694	5,319	20,651	16,768
Professional services (1)	6,040	4,457	17,766	12,423
Total cost of revenue	12,734	9,776	38,417	29,191
Gross profit	31,976	26,492	93,855	76,199
Operating expenses
Research and development (1)	14,342	12,766	42,905	36,970
Sales and marketing (1)	22,354	20,903	62,270	50,937
General and administrative (1)	8,015	7,153	24,850	20,178
Total operating expenses	44,711	40,822	130,025	108,085
Loss from operations	(12,735)	(14,330)	(36,170)	(31,886)
Interest expense	(462)	(494)	(1,420)	(1,517)
Other income and (expense), net	298	163	1,152	288
Loss before provision for income taxes	(12,899)	(14,661)	(36,438)	(33,115)
Provision for income taxes	(8)	(31)	23	(9)
Net loss	$(12,891)	$(14,630)	$(36,461)	$(33,106)
Net loss per common share:
Basic and diluted	$(0.32)	$(0.37)	$(0.90)	$(0.83)
Weighted average common shares outstanding - basic and diluted	40,762,960	39,980,308	40,603,430	39,735,393

(1) Includes stock-based compensation expense as follows:

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Cost of revenue
Subscription and support	$122	$92	$365	$275
Professional services	100	90	315	251
Operating expenses
Research and development	594	586	1,787	1,289
Sales and marketing	567	461	1,471	1,243
General and administrative	2,287	1,853	6,624	4,818

WORKIVA INC. UNAUDITED CONSOLIDATED BALANCE SHEETS (in thousands)

	September 30, 2016	December 31, 2015
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$42,842	$58,750
Marketable securities	10,995	17,420
Accounts receivable, net	22,353	15,647
Deferred commissions	1,634	1,368
Other receivables	1,261	818
Prepaid expenses and other current assets	4,972	3,875
Total current assets	84,057	97,878
Property and equipment, net	43,287	44,410
Intangible assets, net	995	896
Other assets	1,583	711
Total assets	$129,922	$143,895
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$5,637	$5,138
Accrued expenses and other current liabilities	17,177	20,394
Deferred revenue	63,629	55,741
Deferred government grant obligation	1,164	985
Current portion of capital lease and financing obligations	1,432	1,808
Current portion of long-term debt	20	18
Total current liabilities	89,059	84,084
Deferred revenue	15,216	7,597
Deferred government grant obligation	1,089	1,996
Other long-term liabilities	4,064	3,343
Capital lease and financing obligations	20,013	21,083
Long-term debt	53	73
Total liabilities	129,494	118,176
Stockholders’ equity
Common stock	41	41
Additional paid-in-capital	213,532	202,371
Accumulated deficit	(213,395)	(176,934)
Accumulated other comprehensive income	250	241
Total stockholders’ equity	428	25,719
Total liabilities and stockholders’ equity	$129,922	$143,895

WORKIVA INC. UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Cash flows from operating activities
Net loss	$(12,891)	$(14,630)	$(36,461)	$(33,106)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation and amortization	944	1,058	2,916	3,354
Stock-based compensation expense	3,670	3,082	10,562	7,876
(Recovery of) provision for doubtful accounts	(92)	222	78	348
Realized gain on sale of available-for-sale securities	—	(7)	(6)	(7)
Amortization (accretion) of premiums and discounts on marketable securities, net	36	32	111	32
Recognition of deferred government grant obligation	(247)	(236)	(910)	(508)
Deferred income tax	5	—	(7)	—
Changes in assets and liabilities:
Accounts receivable	(4,009)	47	(6,734)	(1,448)
Deferred commissions	(135)	(217)	(264)	(104)
Other receivables	(365)	(44)	(447)	(656)
Prepaid expenses and other	415	(218)	(1,098)	(139)
Other assets	(455)	72	(841)	166
Accounts payable	279	857	380	2,276
Deferred revenue	13,228	1,686	15,412	3,528
Accrued expenses and other liabilities	2,410	3,578	(3,012)	1,732
Change in restricted cash	—	—	—	101
Net cash provided by (used in) operating activities	2,793	(4,718)	(20,321)	(16,555)
Cash flows from investing activities
Purchase of property and equipment	(91)	(629)	(1,100)	(1,659)
Purchase of marketable securities	—	(15,692)	(802)	(15,692)
Sale of marketable securities	—	3,012	7,197	3,012
Purchase of intangible assets	(38)	(66)	(152)	(344)
Net cash (used in) provided by investing activities	(129)	(13,375)	5,143	(14,683)
Cash flows from financing activities
Payment of equity issuance costs	—	—	—	(1,346)
Proceeds from option exercises	840	1,062	1,360	1,495
Taxes paid related to net share settlements of stock-based compensation awards	—	—	(761)	—
Changes in restricted cash	—	—	—	300
Repayment of other long-term debt	—	(17)	(18)	(84)
Principal payments on capital lease and financing obligations	(538)	(522)	(1,446)	(1,683)
Distributions to members	—	—	—	(35)
Proceeds from government grants	—	235	183	548
Payments of issuance costs on line of credit	—	—	(33)	—
Net cash provided by (used in) financing activities	302	758	(715)	(805)
Effect of foreign exchange rates on cash	(9)	(3)	(15)	6
Net increase (decrease) in cash and cash equivalents	2,957	(17,338)	(15,908)	(32,037)
Cash and cash equivalents at beginning of period	39,885	86,432	58,750	101,131
Cash and cash equivalents at end of period	$42,842	$69,094	$42,842	$69,094

TABLE I WORKIVA INC. RECONCILIATION OF NON-GAAP INFORMATION (in thousands, except share and per share)

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Gross profit, subscription and support	$29,543	$24,513	$84,140	$67,418
Add back: Stock-based compensation	122	92	365	275
Gross profit, subscription and support, non-GAAP	$29,665	$24,605	$84,505	$67,693
As a percentage of subscription and support revenue, non-GAAP	81.9%	82.5%	80.6%	80.4%

Gross profit, professional services	$2,433	$1,979	$9,715	$8,781
Add back: Stock-based compensation	100	90	315	251
Gross profit, professional services, non-GAAP	$2,533	$2,069	$10,030	$9,032
As a percentage of professional services revenue, non-GAAP	29.9%	32.1%	36.5%	42.6%

Gross profit, as reported	$31,976	$26,492	$93,855	$76,199
Add back: Stock-based compensation	222	182	680	526
Gross profit, non-GAAP	$32,198	$26,674	$94,535	$76,725
As percentage of revenue, non-GAAP	72.0%	73.5%	71.5%	72.8%

Research and development, as reported	$14,342	$12,766	$42,905	$36,970
Less: Stock-based compensation	594	586	1,787	1,289
Research and development, non-GAAP	$13,748	$12,180	$41,118	$35,681
As percentage of revenue, non-GAAP	30.7%	33.6%	31.1%	33.9%

Sales and marketing, as reported	$22,354	$20,903	$62,270	$50,937
Less: Stock-based compensation	567	461	1,471	1,243
Sales and marketing, non-GAAP	$21,787	$20,442	$60,799	$49,694
As percentage of revenue, non-GAAP	48.7%	56.4%	46.0%	47.2%

General and administrative, as reported	$8,015	$7,153	$24,850	$20,178
Less: Stock-based compensation	2,287	1,853	6,624	4,818
General and administrative, non-GAAP	$5,728	$5,300	$18,226	$15,360
As percentage of revenue, non-GAAP	12.8%	14.6%	13.8%	14.6%

Loss from operations	$(12,735)	$(14,330)	$(36,170)	$(31,886)
Add back: Stock-based compensation	3,670	3,082	10,562	7,876
Loss from operations, non-GAAP	$(9,065)	$(11,248)	$(25,608)	$(24,010)
As percentage of revenue, non-GAAP	(20.3)%	(31.0)%	(19.4)%	(22.8)%

Net loss	$(12,891)	$(14,630)	$(36,461)	$(33,106)
Add back: Stock-based compensation	3,670	3,082	10,562	7,876
Net loss, non-GAAP	$(9,221)	$(11,548)	$(25,899)	$(25,230)
As percentage of revenue, non-GAAP	(20.6)%	(31.8)%	(19.6)%	(23.9)%

Net loss per basic and diluted share:	$(0.32)	$(0.37)	$(0.90)	$(0.83)
Add back: Stock-based compensation	0.09	0.08	0.26	0.20
Net loss per basic and diluted share, non-GAAP	$(0.23)	$(0.29)	$(0.64)	$(0.63)
Weighted average common shares outstanding - basic and diluted, non-GAAP	40,762,960	39,980,308	40,603,430	39,735,393

TABLE II WORKIVA INC. RECONCILIATION OF NON-GAAP GUIDANCE (in thousands, except share and per share data)

	Three months ending December 31, 2016			Year ending December 31, 2016

Loss from operations, GAAP range	$(11,800)	-	$(12,300)	$(48,000)	-	$(48,500)
Add back: Stock-based compensation	3,800		3,800	14,400		14,400
Loss from operations, non-GAAP range	$(8,000)	-	$(8,500)	$(33,600)	-	$(34,100)

Net loss per share, GAAP range	$(0.30)	-	$(0.31)	$(1.19)	-	$(1.20)
Add back: Stock-based compensation	0.10		0.10	0.35		0.35
Net loss per share, non-GAAP range	$(0.20)	-	$(0.21)	$(0.84)	-	$(0.85)

Weighted average common shares outstanding - basic and diluted	41,000,000		41,000,000	40,700,000		40,700,000